SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

(Amending Item 5.02)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2005

ABC Bancorp

(Exact name of registrant as specified in its charter)

Georgia	0-16181	58-1456434
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

24 2nd Avenue, S.E., Moultrie, Georgia	31768
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 890-1111

(Former name or former address, if changed since last report)

Item 1.01.	Entry into a Material Definitive Agreement.

On May 6, 2005, ABC Bancorp (the “Company”) and Dennis J. Zember Jr. entered into an employment agreement pursuant to which Mr. Zember will serve as the Executive Vice President and Chief Financial Officer of the Company. A description of that agreement is set forth in Item 5.02 below. The information set forth in Item 5.02 and the agreement filed as Exhibit 10.1 are incorporated herein by this reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously reported, on January 27, 2005, the Company issued a press release announcing the appointment of Dennis J. Zember Jr. as Executive Vice President and Chief Financial Officer of the Company. On May 6, 2005, the Company and Mr. Zember entered into an Executive Employment Agreement dated as of that date that sets forth the terms of Mr. Zember’s employment with the Company (the “Employment Agreement”). This Form 8-K/A amends the current report on Form 8-K filed by the Company on January 27, 2005 to include the material terms of the Employment Agreement.

Under the Employment Agreement, Mr. Zember has agreed to serve as the Executive Vice President and Chief Financial Officer of the Company for an initial term of two years, which initial term shall be automatically renewed for additional consecutive two-year terms unless timely notice of non-renewal is given by either the Company or Mr. Zember. Notwithstanding any notice not to so extend, the term of the Employment Agreement will not expire prior to the expiration of 12 months after the occurrence of a Change of Control (as defined) of the Company. The Employment Agreement, which automatically terminates when Mr. Zember attains age 65, provides that Mr. Zember will receive a minimum base salary of $182,500.

In addition, the Employment Agreement provides that Mr. Zember is entitled to receive an annual bonus and to participate in all present and future employee benefit, retirement and compensation plans of the Company consistent with his salary and his position as the Executive Vice President and Chief Financial Officer of the Company. The Employment Agreement further provides that, in the event of termination of Mr. Zember’s employment with the Company, the Company will pay to Mr. Zember (i) his base salary and annual bonus through the date of termination if he is terminated by the Board for “cause” (as defined) or if he terminates his employment without “good reason” (as defined) and (ii) if he terminates his employment for “good reason” following a Change of Control of the Company, his base salary and annual bonus through the date of termination and for three additional 12-month periods if the Change of Control occurs within 12 months after the date of the Employment Agreement or for two additional 12-month periods if the Change of Control occurs after the 12-month anniversary of the date of the Employment Agreement.

Upon a termination of Mr. Zember’s employment for “good reason,” Mr. Zember will have the opportunity for a period of 90 days following the date of such termination to exercise all of his exercisable stock options at the exercise prices thereof. The Employment Agreement also includes certain restrictive covenants which limit Mr. Zember’s ability to compete with the Company or divulge certain confidential information concerning the Company.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Executive Employment Agreement with Dennis J. Zember Jr. dated as of May 6, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ABC BANCORP

By:	/s/ Edwin W. Hortman, Jr.
Edwin W. Hortman, Jr.,
President and Chief Executive Officer

Dated: May 10, 2005

EXHIBIT INDEX

10.1	Executive Employment Agreement with Dennis J. Zember Jr. dated as of May 6, 2005.